Exhibit 10.20

ADIENT PLC
COMPENSATION SUMMARY AND OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS
As Amended and Restated Effective as of the 2018 Annual General Meeting of Shareholders (the “Effective Date”)
Compensation for non-employee members of the Board of Directors (the “Board”) of Adient plc (the “Company”) consists of the payment of:
(i) a retainer at the annual rate of USD $290,000 to each non-employee director in the form of USD $145,000 in cash (the “Cash Retainer Amount”) and USD $145,000 in ordinary shares of the Company (the “Share Retainer Amount”),
(ii) a Committee Chair fee at the annual rate of USD $10,000 in cash to each non-employee chair and successor chair for the Audit, Corporate Governance, and Compensation Committees of the Board (the “Committee Chair Fee”), and
(iii) a Lead Director fee at the annual rate of USD $30,000 in cash to a non-employee lead director and successor lead director (the “Lead Director Fee”), provided that the non-employee lead director shall not also receive a Committee Chair Fee as described above.
Payment of the Share Retainer Amount. The Company will issue ordinary shares for the Share Retainer Amount on (or as soon as practicable following) the date of each annual general meeting of shareholders to each non-employee director then in office, subject to the following:

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If a director is retiring from the Board as of the date of such annual general meeting of shareholders, then the director will not be entitled to receive any ordinary shares for the Share Retainer Amount.

If as of the date of such annual general meeting of shareholders a director has announced his or her intention to retire from the Board prior to the next annual general meeting of shareholders, then, rather than receiving the full Share Retainer Amount, the director will receive ordinary shares with an aggregate value of (x) the number of days between the annual general meeting of shareholders and the intended effective date of the director’s retirement divided by (y) 365, multiplied by the Share Retainer Amount, representing payment for the period of the director’s service from the annual general meeting of shareholders until the intended effective date of the director’s retirement.

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If, after receiving the full Share Retainer Amount following an annual general meeting of shareholders, a director leaves the Board for any reason prior to the next annual general meeting of shareholders (other than as a result of death, disability or pursuant to an announced retirement as contemplated by the preceding paragraphs), then such director shall reimburse the Company for a pro-rata portion of such Share Retainer Amount by paying to the Company in cash an amount equal to (x) the quotient of (i) the number of days in the period from the date of the last annual general meeting of shareholders to the effective date of the director’s departure from the Board divided by (ii) 365, multiplied by (y) the product of (1) the total number of ordinary shares received as payment for such Share Retainer Amount multiplied by (2) the closing market price of the Company’s ordinary shares on the effective date of the director’s departure from the Board.

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If a director is appointed as a director between annual general meeting of shareholders, then, in addition to the ordinary shares for the full Share Retainer Amount paid at the first annual general meeting of shareholders following the director’s appointment, the director will be entitled to receive additional ordinary shares upon the effective date of the director’s appointment with an aggregate value equal to (x) the number of days in the period from the effective date of the director’s appointment or election to the Board through such first annual general meeting of shareholders divided by (y) 365, multiplied by the Share Retainer Amount, representing payment for the period of the director’s service from the director’s appointment as a director until such annual general meeting of shareholders.

The ordinary shares shall be issued under the Adient plc 2016 Director Share Plan, as in effect from time to time.
Payment of the Cash Retainer Amount and the Committee Chair Fee or Lead Director Fee. As of the Effective Date, the Company will pay the Cash Retainer Amount and the Committee Chair Fee or Lead Director Fee in the form of an annual payment in advance, as soon as practicable after the date of each annual general meeting of shareholders. In addition, on or as soon as practicable after the Effective Date, the Company shall pay to any director who served on the Board during the period between (x) the immediately preceding quarterly payment of the Cash Retainer Amount, the Committee Chair Fee and the Lead Director Fee and (y) the Effective Date (such period, the “Retainer Transition Period”) a “catch up” amount equal to a pro rata portion of the Cash Retainer Amount and, if applicable, the Committee Chair Fee or Lead Director Fee, reflecting the proportion of the full year represented by the Retainer Transition Period, as compensation for the director’s service during the

Exhibit 10.20

Retainer Transition Period. Beginning on the Effective Date, payment of the Cash Retainer Amount, the Committee Chair Fee and the Lead Director Fee is subject to the following:

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If a director is retiring from the Board as of the date of such annual general meeting of shareholders, then the director will not be entitled to receive any Cash Retainer Amount nor any Committee Chair Fee or Lead Director Fee.

If as of the date of such annual general meeting of shareholders a director has announced his or her intention to retire from the Board prior to the next annual general meeting of shareholders, then, rather than receiving the full Cash Retainer Amount and, if applicable, the full Committee Chair Fee or Lead Director Fee, the director will receive a cash payment equal to (x) the number of days between the annual general meeting of shareholders and the intended effective date of the director’s retirement divided by (y) 365, multiplied by the sum of (a) the Cash Retainer Amount and, if applicable, (b) the Committee Chair Fee or the Lead Director Fee, representing payment for the period of the director’s service from the annual general meeting of shareholders until the intended effective date of the director’s retirement.

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If, after receiving the full Cash Retainer Amount, and, if applicable, the full Committee Chair Fee or Lead Director Fee, following an annual general meeting of shareholders, a director leaves the Board for any reason prior to the next annual general meeting of shareholders (other than as a result of death, disability or pursuant to an announced retirement as contemplated by the preceding paragraphs), then such director shall reimburse the Company for a pro-rata portion of such amounts by paying to the Company in cash an amount equal to (x) the quotient of (i) the number of days in the period from the date of the last annual general meeting of shareholders to the effective date of the director’s departure from the Board divided by (ii) 365, multiplied by (y) the sum of (1) the Cash Retainer Amount and, if applicable (2) the Committee Chair Fee or the Lead Director Fee.

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If a director is either elected or appointed to the Board or is appointed as a Committee Chair (or successor to a Committee Chair) or Lead Director (or successor to a Lead Director) between annual general meeting of shareholders, then in addition to receiving the full Cash Retainer Amount and, if applicable, the full Committee Chair Fee or Lead Director Fee at the first annual general meeting of shareholders following such appointment, such director will be entitled to receive at such time a prorated amount of the Cash Retainer Amount or any Committee Chair Fee or Lead Director Fee with such amount to be determined in the manner set forth below, as applicable:

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Cash Retainer Amount: The non-employee director shall receive a cash amount equal to (x) the quotient of (i) the number of days from the effective date of the appointment or election to the date of the annual general meeting of shareholders divided by (ii) 365, multiplied by (y) the full Cash Retainer Amount; and

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Committee Chair or Lead Director Fee: The non-employee director shall receive a cash amount equal to (x) the quotient of (i) the number of days from the effective date of the appointment or election to the date of the annual general meeting of shareholders divided by (ii) 365, multiplied by (y) the full Committee Chair Fee for a Committee Chair or the full Lead Director Fee for the Lead Director.

The Company will not pay any fees for attendance at meetings of the Board or any committee.
The Company will also reimburse non-employee directors for any reasonable expenses related to their service on the Board.
Withholding. The Company shall be entitled to withhold from the Cash Retainer Amount of each director an amount necessary to satisfy any tax withholding obligations with respect to the director’s Cash Retainer Amount and Share Retainer Amount and, if the Cash Retainer Amount is not sufficient to satisfy such tax withholding obligations, the Company shall be entitled to withhold from the Share Retainer Amount any additional amount required, provided that the amount withheld with respect to the Share Retainer Amount may not exceed the total maximum statutory tax rates associated with the transaction to the extent necessary to avoid adverse accounting treatment. Notwithstanding the foregoing or anything to the contrary in this document, in the event the Company is required to withhold any taxes or other amounts as a result of any payment hereunder, the Company may satisfy such tax obligations by withholding from the Cash Retainer Amount, the Share Retainer Amount, or any other amount owed by the Company to the applicable director the amount needed to satisfy any withholding obligations, provided that the amount withheld with respect to the Share Retainer Amount may not exceed the total maximum statutory tax rates associated with the transaction to the extent necessary to avoid adverse accounting treatment.
Ownership of Company Ordinary Shares. All non-employee directors are required to hold an amount of Company ordinary shares equal to five times the Cash Retainer Amount within five years of being elected or appointed to the Board.

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